BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

10/04/2022

Work Order Item Number:	W2022100400523 - 2427674
Filing Number:	20222665352
Filing Type:	Amended Certification of Stock Designation After Issuance of Class/Series
Filing Date/Time:	10/04/2022 09:12:38 AM
Filing Page(s):	3

Indexed Entity Information:

Entity ID: C1495-2004

Entity Name: Unique Logistics International, Inc.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
THE CORPORATE PLACE, INC.
601 E CHARLESTON BLVD STE 100, LAS VEGAS, NV 89104, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number C1495-2004
Barbara K. Cegavske	Filing Number 20222665352
Secretary of State State Of Nevada	Filed On 10/04/2022 09:12:38 AM
	Number of Pages 3

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ Certificate of Designation

☐ Certificate of Amendment to Designation - Before Issuance of Class or Series

☑ Certificate of Amendment to Designation - After Issuance of Class or Series

☐ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: **Unique Logistics International, Inc.** Entity or Nevada Business Identification Number (NVID): **NV20041359887**
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing: **Series D Preferred Stock**
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued.
	☑ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6.Resolution: (Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X Eli Kay Signature of Officer Date: 10/04/2022

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number C1495-2004
Barbara K. Cegavske	Filing Number 20222665352
Secretary of State	Filed On 10/04/2022 09:12:38 AM
State Of Nevada	Number of Pages 3

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ **Certificate of Designation**
☐ **Certificate of Amendment to Designation - Before Issuance of Class or Series**
☒ **Certificate of Amendment to Designation - After Issuance of Class or Series**
☐ **Certificate of Withdrawal of Certificate of Designation**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: Unique Logistics International, Inc. Entity or Nevada Business Identification Number (NVID): NV20041359887
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing: Series D Preferred Stock
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☒ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* Section 7(a)(ii) of the Series D Convertible Preferred Stock designations is hereby replaced with: See attached Exhibit A with additional language.
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	DocuSigned by: X Eli kay Eli Kay, CFO B2023A7F05CC4D4... Signature of Officer Date: 10/3/2022

* Attach additional page(s) if necessary
This form must be accompanied by appropriate fees.

DocuSign Envelope ID: 4BB6C493-5CDA-43A9-BE48-0669CD5D9FD1

EXHIBIT A

6. Resolution

Section 7(a)(ii) of the Series D Convertible Preferred Stock designations is hereby replaced with the following:

Dilutive Issuances. Prior to an Anti-Dilution Termination Event, in order to maintain the Conversion Ratio the Fully Diluted Basis shall be calculated as of the Conversion Date and after an Anti-Dilution Termination Event the Conversion Ratio will be set to the Fully Diluted Basis as of the moment AFTER the Anti-Dilution Termination Event without any further adjustments for any subsequent issuance of Common Stock or Common Stock Equivalents by the Corporation after the Anti-Dilution Termination Event. As used herein an "Anti-Dilution Termination Event" shall mean the earlier of (i) March 31, 2023, or (ii) the closing of the Qualified Financing. For the avoidance of doubt, if any Series D Preferred Stock has not been converted prior to or on the Anti-Dilution Termination Event, such Series D Preferred Stock will, upon conversion, be entitled to only those adjustments pursuant to Section 7(i) and such shares will not be subject to any further adjustment for any subsequent issuance of Common Stock or Common Stock Equivalent by the Corporation.